UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest events reported)	November 18, 2004
(November 15, 2004)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01   Entry into a Material Definitive Agreement.

On November 15, 2004, PNM Resources, Inc. ("the Company") entered into a new unsecured revolving credit agreement ("Credit Agreement") with Bank of America, N.A., as administrative agent, and the 16 lender parties thereto, led by Bank of America and Wachovia Bank, National Association.  The new Credit Agreement is described in Item 2.03 of this report, which is incorporated by reference into this Item 1.01.

The agents and lender parties perform normal banking and investment banking and advisory services for the Company from time to time for which they have received customary fees and expenses.  A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Credit Agreement allows the Company to borrow, repay and reborrow, from time to time, up to $400 million prior to November 15, 2009.  The Company also has the option to expand the Credit Agreement to a maximum of $600 million, subject to certain conditions precedent.  The Company will use the Credit Agreement for working capital needs, capital acquisitions and growth opportunities, including the proposed acquisition of TNP Enterprises, Inc.

The Company must repay borrowings under the Credit Agreement by November 15, 2009 unless accelerated as described below, or unless the Company exercises the one-year extension option.  The Company must pay interest and fees from time to time based on the Company's then-current senior unsecured debt credit ratings.

Borrowings under the Credit Agreement are conditioned on the Company's ability to make certain representations, including that there has been no material adverse change since December 31, 2003, except when borrowings are used to repay maturing commercial paper.

The Credit Agreement includes customary covenants, including requirements that the Company maintain a maximum consolidated debt-to-consolidated capitalization ratio, and a minimum interest coverage ratio of the Company and its consolidated subsidiaries.

The Credit Agreement includes customary events of default, including a cross default provision and a change of control provision. If an event of default occurs, lenders holding a specified percentage of the commitments, or the administrative agent with such lenders' consent, may terminate the obligations of the lenders to make loans under the Credit Agreement and the obligations of the issuing banks to issue letters of credit, and/or may declare the obligations outstanding under the Credit Agreement to be due and payable. Such termination and acceleration will occur automatically in the event of an insolvency or bankruptcy default.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits.

Exhibit Number            Exhibit

10.1                    Credit Agreement, dated as of November 15, 2004, among PNM Resources, Inc., the lenders party thereto, Bank of America, N.A., as administrative agent and Wachovia Bank National Association, as syndication agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: November 18, 2004	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)